EXHIBIT 99.1

FOR IMMEDIATE RELEASE         CONTACT:    Suzanne Gibbons-Neff
                                          Suzanne@MaxWorldwide.com
                                          ------------------------
                                          203-858-1325



MAXWORLDWIDE ANNOUNCES DELISTING OF ITS COMMON STOCK FROM QUOTATION ON THE NASDAQ STOCK MARKET

New York, New York - August 20, 2002 - MaxWorldwide, Inc. (Nasdaq: MAXW), formerly L90, the nation's leading independent company in online ad sales and representation and a leader in offline direct marketing, today announced that it received notice from a Nasdaq Listing Qualifications Panel that the Company's common stock will be delisted from The Nasdaq Stock Market effective with the opening of business today, because the Company did not timely file its quarterly report on Form 10-Q for the quarter ended June 30, 2002. "Before we file our 10-Q, we want to ensure that all of our prior filings and reports are correct," said William H. Mitchell, the Company's Chief Financial Officer. "As we previously announced, we engaged PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as our new independent auditors. In working with PricewaterhouseCoopers, we discovered misclassifications of certain research and development expenses reported in our prior financial statements. We are reviewing the treatment of these expenses and will likely have our operating results for certain prior periods re-audited."

About MaxWorldwide

MaxWorldwide is the leading independent company in online advertising sales and representation and is a leader in traditional direct marketing. MaxWorldwide consists of three divisions - MaxOnline, MaxDirect, and MaxCreative.

MaxOnline's advertising solutions include media sales across a portfolio of top brand web sites and targeted channels, strategic marketing and creative services and specializes in online direct marketing which includes email and opt-in list management. MaxDirect partners with offline direct marketing companies and provides innovative list management, alternative media services, and superior data analytics. MaxCreative is MaxWorldwide's in-house design group that has a diverse background in online and offline creative development.

Headquartered in New York City, MaxWorldwide has additional offices in Valhalla, NY, Miami, Detroit, Chicago, Plymouth, MN, Los Angeles, San Francisco, and Seattle. For more information please visit our web site: www.maxworldwide.com.

Safe Harbor Statement

This press release includes forward-looking statements concerning MaxWorldwide that involve risks, uncertainties and assumptions about MaxWorldwide. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The results or events predicted in these statements may vary materially from actual future events or results. MaxWorldwide does not assume any obligation, nor does MaxWorldwide intend, to update any of these forward-looking statements.


                                        2